UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2019

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1395 Crossman Avenue
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 1999 Stock Option Plan

The Board previously approved, subject to stockholder approval, amendments to the Company’s 1999 Stock Option Plan (the “Stock Plan”) to increase the share reserve by an additional 4,000,000 shares of common stock and to adopt a new 10-year term for the Stock Plan.  The Company’s stockholders approved the amendments at the Company’s annual meeting of stockholders held on September 12, 2019 (the “Annual Meeting”).  The foregoing is qualified in its entirety by reference to the full text of the Stock Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Board previously approved, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 2,000,000 shares of common stock.  The Company’s stockholders approved the amendment at the Annual Meeting.  The foregoing is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election. Abstentions do not impact the outcome of the vote for director elections.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
T. Michael Nevens	194,748,927	1,388,562	103,861	17,181,941
Gerald Held	195,695,965	452,928	92,457	17,181,941
Kathryn M. Hill	195,612,419	561,762	67,169	17,181,941
Deborah L. Kerr	194,171,240	1,988,712	81,398	17,181,941
George Kurian	195,743,797	425,640	71,913	17,181,941
Scott F. Schenkel	195,761,842	386,246	93,262	17,181,941
George T. Shaheen	189,853,281	6,297,021	91,048	17,181,941

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve amendments to the Stock Plan to increase the share reserve by an additional 4,000,000 shares of common stock and to adopt a new 10-year term for the Stock Plan.
Votes For	Votes Against	Abstentions	Broker Nonvotes*
179,425,801	16,743,930	71,619	17,181,941

The proposal was approved.

2.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve by an additional 2,000,000 shares of common stock.
Votes For	Votes Against	Abstentions	Broker Nonvotes*
195,563,044	630,961	47,345	17,181,941

The proposal was approved.

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.
Votes For	Votes Against	Abstentions	Broker Nonvotes*
187,367,318	8,791,156	82,876	17,181,941

The proposal was approved.

4.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 24, 2020.
Votes For	Votes Against	Abstentions	Broker Nonvotes*
204,260,251	9,076,691	86,349	0

The proposal was approved.

*Broker nonvotes do not affect the outcome of the vote.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	NetApp, Inc. 1999 Stock Option Plan (incorporated by reference to Appendix A to the Company’s proxy statement, dated August 2, 2019)
10.2	NetApp, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s proxy statement, dated August 2, 2019)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)
Date: September 18, 2019	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary